EXHIBIT 10.17

NINTH AMENDMENT TO SECOND AMENDED AND RESTATED

MASTER CREDIT FACILITY AGREEMENT

(MAA II)

THIS NINTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is effective as of the 23rd day of September, 2005, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”), and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”).

RECITALS

A.         Borrower is a party to that certain Master Credit Facility Agreement dated as of the 22nd day of August, 2002, by and between Borrower and Lender, which was amended and restated pursuant to that certain Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003, which has been further amended and restated pursuant to that certain Second Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004, as amended by that certain First Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of March 31, 2004, as further amended by that certain Second Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of April 30, 2004, as further amended by that certain Third Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of August 3, 2004, as further amended by that certain Fourth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of August 31, 2004, as further amended by that certain Fifth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of October 1, 2004, as further amended by that certain Sixth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 1, 2004, as further amended by that certain Seventh Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 15, 2004, and as further amended by that certain Eighth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of March 31, 2005 (as amended from time to time, the “Master Agreement”).

B.         All of the Lender's right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of August 22, 2002 and that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Loans contemplated by the Master Agreement. Lender is entering into this Amendment in its capacity as servicer of the loan set forth in the Master Agreement.

C.        Borrower and Lender are executing this Amendment pursuant to the Master Agreement to provide for (i) the amendment of Schedule II to the Master Agreement, (ii) an increase in the Variable Facility Commitment as set forth hereinafter, and (iii) a decrease in the maximum amount by which the Commitment may be increased.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.        Schedule II. Schedule II is hereby deleted in its entirety and replaced with the Schedule II attached to this Amendment.

Section 2.        Expansion. The Variable Facility Commitment is hereby increased by $3,302,000 and the definition of Variable Facility Commitment is hereby replaced in its entirety with the following new definition:

“Variable Facility Commitment” means an aggregate amount of $577,358,000, which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

Section 3.        Reserved Amount. “Reserved Amount” means $22,642,000 unless Borrower elects in writing a lesser amount not to exceed $600,000,000 minus the amount of the Commitment in effect at any time, but in no event greater than $22,642,000. The Fixed Facility Fee and the Variable Facility Fee shall not increase with respect to the Reserved Amount in the event of an Expansion for so long as the Borrower timely pays the Rate Preservation Fee on the Reserved Amount.

Section 4.        Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 5.        Reaffirmation. The REIT and OP hereby reaffirm their obligations under the Agreement as Borrower.

Section 6.        Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

Section 7.       Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,

INC., a Tennessee corporation

By:	__________________________________

Name: Al Campbell

Title:	Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P.,

a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,

a Tennessee corporation, its general partner

By:	_____________________________
Name:	Al Campbell

                Title:Senior Vice President and Treasurer

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LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a        Delaware corporation

By:	________________________________________
Name:	Sharon D. Singleton
Title:	Vice President

SCHEDULE II

Credit Enhancement Fee Schedule

Counter Party	Swap Effective Date	Maturity	Principal	Credit Enhancement Fee
SunTrust	K 6/1/2003	6/1/2010	50,000,000	18 basis points
Deutsche Bank	U 9/1/2004	9/1/2011	50,000,000	17 basis points
Deutsche Bank	U 12/1/2004	12/1/2011	25,000,000	17 basis points
RBC Capital Markets	5/2/2005	5/1/2012	50,000,000	17 basis points
Deutsche Bank	12/1/2005	3/1/2012	50,000,000	17 basis points
RBC Capital Markets	12/1/2005	3/1/2013	50,000,000	20 basis points
SunTrust	12/1/2005	TBD	50,000,000	20 basis points
SunTrust	12/1/2005	TBD	50,000,000	20 basis points